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                                   Exhibit 21

                            Subsidiary of Registrant
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                                   Exhibit 21

                            Subsidiary of Registrant





                                    Percentage             Jurisdiction or
Subsidiary (1)                           Owned      State of Incorporation
--------------                      ----------      ----------------------

Klamath First Federal Savings
  and Loan Association                     100%              United States


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(1)  The  operations of the Company's  subsidiary  are included in the Company's consolidated financial statements.